EXHIBIT 4.1
FORM OF COMMON STOCK CERTIFICATE

COMMON STOCK	COMMON STOCK

Incorporated Under the Laws of the State of Maryland	Shares

NUMBER UD ___	SEE REVERSE FOR CERTAIN DEFINITIONS
[company logo]
United Dominion Realty Trust, Inc.
CUSIP 910197 10 2
THIS CERTIFIES THAT
[SPECIMEN]
is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.01 EACH IN
United Dominion Realty Trust, Inc. The holder and every transferee or assignee of this certificate or shares represented hereby, or of any interest therein, accepts and agrees to be bound by the provisions of the Articles of Incorporation of the Company. This certificate and the shares represented thereby are transferable on the books of the Company by the registered holder hereof in person or by attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
In Witness Whereof, the Company has caused this certificate to be signed by the facsimile signatures of its duly authorized officers.
Dated:
COUNTERSIGNED AND REGISTERED:
WELLS FARGO BANK, N.A.
TRANSFER AGENT AND REGISTRAR

BY:

	AUTHORIZED SIGNATURE	SECRETARY	PRESIDENT AND CHIEF EXECUTIVE OFFICER

(REVERSE)
UNITED DOMINION REALTY TRUST, INC.
     The shares of Common Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). No person may (1) Beneficially Own or Constructively Own shares of Equity Stock in excess of 9.9% of the value of the outstanding Equity Stock of the Corporation; or (2) Beneficially Own Equity Stock that would result in the Corporation’s being “closely held” under Section 856(h) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Charter, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. If the restrictions on transfer are violated, the shares of Equity Stock represented hereby will be automatically exchanged for shares of Excess Stock which will be held in trust by the Corporation.
     The Company will furnish to the registered holder of this certificate on request, in writing, without charge, the designations, relative rights, preferences and limitations applicable to each class of authorized shares and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series).
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common
TEN ENT—as tenants by the entireties
JT ENT —as joint tenants with rightof survivorship and not
                    as tenant in common
UNIF GIFT MIN ACT .................Custodian.........................
                                             (Cust)                              (Minor)

under Uniform Gifts to Minors
Act

(State)
UNIF TRAN MIN ACT .................Custodian.........................
                                             (Cust)                              (Minor)

under Uniform Transfers to Minors
Act

(State)

Additional abbreviations may also be used though not in the above list.
For value received,                                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

                                                                                                                                                                                                        Shares
of Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                                                                                                                                                        Attorney
to transfer the said Shares on the books of the within-named Company with full power of substitution in the premises.
Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

SIGNATURE(S) GUARANTEED:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the First Amended and Restated Rights Agreement between United Dominion Realty Trust, Inc. (the “Company”) and the Rights Agent dated as of September 14, 1999 (the “Rights Agreement”), the terms of which are incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to each holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefore. Under certain circumstances set forth in the Rights Agreement, Rights that are owned or that were previously owned by a Person who is, was or becomes an Acquiring Person or any Affiliate or Associate of an Acquiring Person may become null and void.
Wells Fargo Bank, N.A. is successor to Mellon Investor Services LLC as the Rights Agent under the Rights Agreement.